UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       January 16, 2018

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
On January 16, 2018, the Board of Directors of Southern Missouri Bancorp, Inc. (the "Company") declared its 95th consecutive quarterly dividend on common stock since the inception of the Company. The dividend of $.11 per common share will be payable February 28, 2018, to shareholders of record at the close of business on February 15, 2018.
In other matters, the Company expects to release its preliminary operating results for the quarter ended December 31, 2017, on January 22, 2018, and expects to host a conference call to discuss the release on January 23, 2018, at 3:30 p.m., central time.  The call will be available live to interested parties by calling 1-888-339-0709 in the United States (Canada: 1-855-669-9657, international: 1-412-902-4189).  Participants should ask to be joined into the Southern Missouri Bancorp (SMBC) call.  Telephone playback will be available beginning one hour following the conclusion of the call through February 5, 2018. The playback may be accessed by dialing 1-877-344-7529 (Canada: 1-855-669-9658, international: 1-412-317-0088), and using the conference passcode 10116392.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: January 18, 2018	By:	/s/ Greg A. Steffens
Greg A. Steffens
President and Chief Executive Officer

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